Agreement

Party A: Taiwan Kid Castle Internet Technologies Ltd.
Address: 1F, 148 Jianguo Rd., Singdian City, Taipei County 231, Taiwan
Legal representative: Kuo-An, Wang

Party B: 21st Century Publishing House
Address: No. 17 Xinwei Rd., Nanchang City, Jiangxi, China
Legal representative: Qiu-lin, Chang

Whereas Party A has assigned all the copyright in Mainland China to Shanghai Kid Castle Education Software Development Co., Ltd., and the company has signed a contract with Party B in relation to the use of relevant copyright license. To fully guarantee the rights and interests of parties concerned, Party A and Party B conclude the following clauses in terms of revoking relevant copyright licensing contracts:

Article 1 The following contracts signed by Party A and Party B will be rescinded as of the effective data of this agreement:
1.    The Copyright Licensing Contract dated January 25, 2002 between both parties concerning the works English Now;
2.    The Copyright Licensing Contract dated January 25, 2002 between both parties concerning the works Pre-school Multiple Intelligence;
3.    The Copyright Licensing Contract dated January 25, 2002 between both parties concerning the works Wonderland;
4.    The Copyright Licensing Contract dated September 2, 2003 between both parties concerning the works Kids Speak (next term) etc. (No.: N315004001).

Article 2 In relation to copyright licensing matters, Party B will sign a copyright licensing contract with Shanghai Kid Castle Education Software Development Co., Ltd.

Article 3 This agreement will be effective as of the date when both parties execute it, and from the effective date of this agreement, the foregoing agreements are deemed to be non-existent.

Article 4 This agreement is made in three copies, of which Party retains two copies and Party retains one copy.

Party A:
Representative: Qiu-lin, Chang

Party B: 21st Century Publishing House
Representative:
Date: